Exhibit 16.2

                                ARMANDO C. IBARRA
                           Certified Public Accountant
                           A Professional Corporation

Armando C. Ibarra, C.P.A.                   Members of the American Institute of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the California Society of
                                            Certified Public Accountants
                                Members of the Better Business Bureau since 1997

October 6, 2004

Securities and Exchange Commission

                                Re: MidNet, Inc.
                     (Formerly Tugboat International, Inc.)
                             SEC File No. 000-32199

Dear Ladies and Gentlemen:

We are the former independent auditors for MidNet, Inc. (formerly Tugboat International, Inc.) (The "Company"). We have read the Company's Current Report on 8-K filed with the Securities and Exchange Commission on July 29, 2004 and agree with the statement made by the Company with respect to our dismissal as its independent auditors and with respect to the statements made by the Company in paragraphs two and three on page two of such current report. We have no basis to agree or disagree with other statements of the Company contained therein.


/s/ Armando C. Ibarra, CPA-APC
-------------------------------
Armando C. Ibarra, CPA, APC


                      371 E. Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465